Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SumTotal Systems, Inc.

Mountain View, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-113833) of SumTotal Systems, Inc. of our reports dated March 24, 2006, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of SumTotal Systems, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/    BDO SEIDMAN, LLP

March 24, 2006

San Francisco, California